Exhibit 10.2

AGREEMENT

THIS AGREEMENT is entered into this 13th day of May 2015 (the ''Effective Date"), by and between the "VHS Parties" and the "MVHS Parties," as these terms are defined herein.

RECITALS

WHEREAS, as used herein, the term "VHS Parties" shall collectively refer to VASCULAR HEALTH SCIENCES, LLC, a Delaware limited liability company ("VHS"), THEODORE C. SKOKOS, an individual, LOAN PEAK INNOVATIVE HOLDINGS, LLC, a Utah limited liability company, JD2 HOLDINGS, INC., a Colorado corporation, DAYID DANIELS, an individual, ATMADHARMA, LLC, a California limited liability company, BRUCE BOUCHE, an individual, the TED AND SHANNON SKOKOS FOUNDATION, Texas non-profit corporation, and PVSA INVESTMENTS LLC, a Nevada limited liability company;

WHEREAS, as used herein, the term ''MVHS Parties" shall collectively refer to MICROVASCULAR HEALTH SOLUTIONS LLC, a Delaware limited liability company ("MVHS"), VIGOROUS HEALTH LLC, a Delaware limited liability company ("Vigorous Health"), and ROBERT LONG, an individual;

WHEREAS, VHS is a limited liability company that was created to engage in the business of manufacturing and marketing the products Arterosil, ArterosilHP, and other products related to improving vascular health and the endothelium glycocalyx (the "Business");

WHEREAS, VHS in the process of winding down operations due to a lack of money needed to fund ongoing operations.

WHEREAS, THEODORE C. SKOKOS is a member in VHS;

WHEREAS, LOAN PEAK INNOVATIVE HOLDINGS, LLC is a member in VHS; WHEREAS, JD2 HOLDINGS, INC. is a member in VHS;

WHEREAS, ATMADHARMA, LLC is a member in VHS;

WHEREAS, the TED AND SHANNON SKOKOS FOUNDATION is a creditor of VHS;

WHEREAS, PVSA INVESTMENTS LLC is a creditor of VHS;

WHEREAS, MVHS is a limited liability company that was created to engage in the business of manufacturing and marketing the products related to improving vascular health and the endothelium glycocalyx;

WHEREAS, Vigorous Health is a limited liability company that was created to engage in the business of manufacturing and marketing the products related to improving vascular health and the endothelium glycocalyx;

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WHEREAS, Robert Long, by and through LOAN PEAK INNOVATIVE HOLDINGS, LLC, a Utah limited liability company, is a member in VHS, and Robert Long is a member in MVHS, and a member in Vigorous Health, and desires to continue to pursue the Business through MVHS and Vigorous Health;

WHEREAS, the MVHS Parties desire to compensate the VHS Parties for their contributions to the Business, and to obtain releases from each of the VHS Parties; and

WHEREAS, the VHS Parties are willing to facilitate the MVHS Parties' pursuit of the Business by providing certain releases to the MVHS Parties.

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, covenants, representations, warranties and promises set forth herein, the parties agree as follows:

ARTICLE I

PAYMENT TO VHS POOL

Section 1.1 The VHS Pool. VHS shall establish a pool (the "VHS Pool") to receive royalty payments on the sale of products that are directed to support, maintain or improve the health of the endothelium glycocalyx (the "Products"). VHS shall place all royalty payments on the Products that received from any person or entity, regardless of whether such person or entity is a party to this Agreement, into the VHS Pool. VHS shall distribute the VHS Pool to its members and creditors according to Section 10.4 of the VHS Limited Liability Company Agreement and all applicable rules, regulations, and laws governing the wind down of VHS.

Section 1.2 MVHS Payments to the VHS Pool. Subject to the terms and conditions set forth in this Agreement, MVHS shall pay to VHS a one percent (1%) royalty (the ''MVHS Royalty") on its revenue from the licensing and/or gross sales of the Products sold to any person or entity other than Vigorous Health. Gross sales shall not include any taxes, shipping or handling fees collected, and shall be reduced by any refunds on sales of the Products. VHS shall place the MVHS Royalties in the VHS Pool. MVHS's obligation to the MVHS Royalty shall cease when the VHS Pool reaches a grand total of fifteen million and 00/100 dollars ($15,000,000.00), regardless of the source of contributions to the VHS Pool.

Section 1.2. l MVHS Payments to the VHS Pool under Liquidity Event. In the event that MVHS is purchased in an arms-length transaction with a third party or makes an IPO (each of which is herein referred to as a "MVHS Liquidity Event"), MVHS shall pay the VHS Pool up to (a) one percent (I%) of the gross proceeds from the MVHS Liquidity Event after taxes, or (b) the amount necessary to bring the VHS Pool to a grand total of fifteen million and 00/100 dollars ($15,000,000), whichever is less, but in no event shall the amount paid under either Section l.2.1 (a) or (b) result in a grand total of less than seven million, five hundred thousand and 00/100 dollars ($7,500,000) being paid to the VHS Pool. If a payment of one percent (1%) of the gross proceeds from the MVHS Liquidity Event after taxes results in less than a grand total of $7,500,000 being paid to the VHS Pool, MVHS shall pay the additional amount required to reach a grand total of

$7,500,000.

Section 1.3 Vigorous Health Payments to the VHS Pool. Subject to the terms and conditions set forth in this Agreement, Vigorous Health shall pay to VHS a one percent (1%) royalty (the "Vigorous Health Royalty") on its revenue from the licensing and/or gross sales of the Products sold to any person or entity other than MVHS. Gross sales shall not include any taxes, shipping or handling fees collected. VHS shall place the Vigorous Health Royalties in the VHS Pool. Vigorous Health's obligation to the Vigorous Health Royalty shall cease when the VHS Pool reaches a grand total of fifteen million and 00/100 dollars ($15,000,000.00), regardless of the source of contributions to the VHS Pool.

Section 1.3.1 Vigorous Health Payments to the VI-IS Pool under Liquidity Event. In the event that Vigorous Health is purchased in an arms-length transaction with a third party or makes an IPO (each of which is herein referred to as a ''Vigorous Health Liquidity Event"), Vigorous Health shall pay the VHS Pool up to (a) one percent (1%) of the gross proceeds from the Vigorous Health Liquidity Event after taxes, or (b) the amount necessary to bring the VHS Pool to a grand total of fifteen million dollars ($15,000,000), whichever is less, but in no event shall the amount paid under either Section 1.3.1 (a) or (b) result in a grand total of less than seven million, five hundred thousand and 00/100 dollars ($7,500,000) being paid to the VHS Pool. If a payment of one percent (1%) of the gross proceeds from the Vigorous Health Liquidity Event after taxes result in less than a grand total of grand total of $7,500,000 being paid to the VHS Pool, Vigorous Health shall pay the additional amount required to reach a grand total of $7,500,000.

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Section 1.4 Royalty Quarterly Reports. MVHS and Vigorous Health shall submit to each of the VHS Parties a quarterly royalty report ("Royalty Quarterly Report") during any fiscal quarter during which it has any sales of the Products. Each Royalty Quarterly Report shall be accompanied by payment of the MVHS Royalty or Vigorous Health Royalty, as the case may be, then due with respect to the calendar quarter just ended. Royalty Quarterly Reports and accompanying payments shall be submitted within thirty (30) days following the end of each fiscal quarter, and shall set forth, as applicable, the gross sales of Products for such quarter, the MVHS Royalty or Vigorous Health Royalty payment due thereon, and any deductions for taxes, shipping or handling fees collected, or refunds.

Section 1.5 VHS Pool Statement. VHS shall maintain records regarding all payments to the VHS Pool. Within thirty (30) days of the grand total of the VHS Pool reaching fifteen million and 00/100 dollars ($15,000,000.00) VHS shall provide MVHS, Vigorous Health and the other VHS Parties with a statement indicating that the VHS Pool has reached the fifteen million and 00/100 dollar ($15,000,000.00) cap. Any payment of royalties over the fifteen million and 00/100 dollar ($15,000,000.00) cap shall be returned to the party that paid royalties to the VHS Pool for the immediately prior fiscal quarter. If more than one party paid royalties during the immediately prior fiscal quarter then VHS shall return the overpayment of royalties to such parties on a prorated basis in proportion to the amounts paid by such parties for the immediately prior fiscal quarter.

Section 1.6 MVHS and Vigorous Health Records. MVHS and Vigorous Health shall each keep correct and complete records with respect to the Products sold. The relevant records of MVHS and Vigorous Health shall be open to inspection at all reasonable times during normal business hours by a representative of any of the VHS Parties, provided that the Party requesting an inspection provide at least ten (10) business days' advance notice. Any such inspection shall be limited to those records which MVHS and Vigorous Health are required to maintain under this Agreement and shall include accounting records, tax records, financials, invoices and purchase orders reflecting MVHS's and Vigorous Health's sales of the Products during the prior three years. The VHS Parties agree to hold all such data and reports completely confidential and to impose a similar requirement of confidentiality on any representative or accountant retained to perform an inspection. Among other things, if any inspection reveals that the royalties reported and/or paid by the party to VHS during any calendar year were understated, the unpaid royalties shall be due and payable within thirty (30) days after written demand from any of the VHS Parties. AH costs and expenses incurred by a party in connection with that party's request for any inspection of records and books of account shall be borne by the party requesting the inspection. Nothing herein shall alter the rights and obligations of the VHS Parties under the VHS Limited Liability Company Agreement with regard to access to VHS books and records.

Section 1.7 VHS Records. VHS shall keep correct and complete records with respect to payments to the VHS Pool received from any party, regardless of whether such party is a party to this Agreement. Upon request by MVHS, Vigorous Health and/or any of the other VHS Parties, the relevant records of VHS shall be open to inspection at all reasonable times during normal business hours by a representative of MVHS, Vigorous Health and/or any of the VHS Parties provided that the Party requesting an inspection provide at least ten (10) business days' advance notice. Any such inspection shall be limited to those records which VHS is required to maintain under this Agreement and shall include accounting records, tax records, financials, invoices and purchase orders reflecting monies received from MVHS or Vigorous Health and MVHS 's and Vigorous Health's sales of the Products. MVHS, Vigorous Health and the other VHS Parties agree to hold all such data and reports completely confidential and to impose a similar requirement of confidentiality on any accountant retained to perform an inspection. Among other things, if any inspection reveals that the party paid royalties to VHS after that parties VHS Pool cap had been reached, the overpaid royalties shall be due and payable to such party within thirty (30) days after written demand from such party. All costs and expenses incurred by a party in connection with that party's request for an inspection of records and books of account shall be borne by the party requesting such inspection. Nothing herein shall alter the rights and obligations of the VHS Parties under the VHS Limited Liability Company Agreement with regard to access to VHS books and records.

Section 1.7 Confidentiality. VHS shall maintain all records and information concerning payments by any party to the VHS Pool strictly confidential, with the exception of providing a party with a VHS Pool Statement when such party's VHS Pool cap has been attained.

ARTICLE II

CLOSING

Section 2.1 Date, Time and Place of Closing. The consummation of the transactions contemplated hereby (the "Closing") shall be held on May 13, 2015, at 9:00 a.m., MST.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

As an inducement to each party to enter into this Agreement and to consummate the transactions contemplated hereby, each party makes the following representations and warranties to the other parties. For purposes of this Article III, whenever a representation or warranty is qualified as having been made "to the best of [a party's] knowledge," such phrase shall mean the identified party's knowledge after reasonable inquiry.

Section 3.1 MVHS. MVHS warrants and represents that it is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware.

Section 3.2 Vigorous Health. Vigorous Health warrants and represents that it is a limited liability company and duly organized, validly existing, and in good standing under the laws of Delaware.

Section 3.3 VHS. VHS warrants and represents that it is a limited liability company and duly organized, validly existing, and in good standing under the laws of Delaware.

Section 3.4 Power and Authority. Each signatory executing this Agreement on behalf of a party that is an entity warrants and represents that such party is duly organized, validly existing, and in good standing and has the requisite power and authority to perform the covenants set forth in this Agreement and to legally bind the party for whom that signatory acts, and has obtained all necessary approval and documents that may be necessary to legally bind such party.

Section 3.5 Execution and Delive1y Permitted. Each party executing this Agreement warrants and represents that the execution, delivery and performance of this Agreement and each instrument and document executed by such party in connection with this Agreement will not violate or result in a breach of any term of such party's Certificate of Formation or Operating Agreement, or violate any law or any order, rule or regulation applicable to such party of any court or of any regulatory body, administrative agency or other governmental instrumentality having jurisdiction over such party or its properties.

Section 3.6 No Pending Litigation. No litigation, tax claim or liability, proceeding, or dispute of any kind is pending or, to each party's knowledge, threatened against or affecting the parties, the adverse determination of which might affect each party's ability to perform its obligations under this Agreement or under any instrument or agreement required by this Agreement.

Section 3.7 No Additional Representations or Warranties. Except to the extent listed above, the parties make no additional representations or warranties.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Non-Disparagement. No party is to speak ill of or disparage any other party or its principal(s) or make statement,; characterizing another party's behavior or conduct that led to this Agreement.

Section 4.2 Tolling of Limitations. The parties agree that any applicable limitations periods for the TED AND SHANNON SKOKOS FOUNDATION and PVSA INVESTMENTS LLC to bring any claims against applicable VHS Parties for its/their breach of the loan agreements with the TED AND SHANNON SKOKOS FOUNDATION and PVSA INVESTMENTS LLC and its nonpayment of the related promissory notes made by VHS to the TED AND SHANNON SKOKOS FOUNDATION in the amount of two million and 00/100 dollars ($2,000,000.00) and to PVSA INVESTMENTS LLC in the amount of two million and 00/100 dollars ($2,000,000.00) are hereby tolled from the date of this agreement until one hundred eighty (180) days after any party hereto gives written notice of its termination of this tolling agreement.

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Section 4.3 Covenant Not to Sue. The TED AND SHANNON SKOK.OS FOUNDATION and PVSA INVESTMENTS LLC covenant not to bring any claims against applicable VHS Parties for its/their breach of the loan agreements with the TED AND SHANNON SKOKOS FOUNDATION and PVSA INVESTMENTS LLC and its nonpayment of the related promissory notes made by VHS to the TED AND SHANNON SKOKOS FOUNDATION in the amount of two million and 00/100 dollars ($2,000,000.00) and to PVSA INVESTMENTS LLC in the amount of two million and 00/100 dollars ($2,000,000.00) during the term of this Agreement.

Section 4.4. Termination by VHS Parties. A VHS Party may terminate this Agreement solely for (a) a material breach of the Agreement by a MVHS Party, or (b) after a consecutive period of eighteen (18) months during which no payments are made to the VHS Pool.

Section 4.5 Covenant Not to Circumvent. The VHS Parties and the MVHS Parties covenant and agree that VHS, MVHS and Vigorous Health shall not take any actions to circumvent this Agreement. This covenant not to circumvent the Agreement includes a covenant that the VHS Parties and the MVHS Parties shall not create any company or enter into any agreement, either directly or indirectly, to circumvent any provision or obligation of this Agreement.

Section 4.6 Attorneys' Fees; Arbitration. Any dispute with respect to this Agreement shall be resolved by binding arbitration upon the written request of either party hereto, at its option, and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, nothing herein shall prohibit a party hereto from seeking injunctive relief in a court having jurisdiction thereof. All costs, fees and expenses relating to the arbitration shall be allocated among the parties in accordance with the determination made by the arbitrator(s).

Section 4.7 Additional Documents. After Closing, each party agrees to furnish such additional documents as are necessary to give effect to the terms and conditions of this Agreement and to complete the transactions contemplated hereby.

Section 4.8 Time is of the Essence. Time is of the essence in the performance of the obligations of the parties hereunder.

Section 4.9 Headings. The headings of the sections of this Agreement are for convenience of reference only, and are not to be considered in construing this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa.

Section 4.10 Entire Agreement. This Agreement and the Exhibits attached hereto and incorporated herein by this reference contain the entire Agreement of the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements, arrangements, and understandings between the parties, relating to the subject matter hereof. No inducements contrary to the terms of this Agreement exist. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be construed as a farther or continuing waiver of any such term, provision or condition or any other term, provision or condition of this Agreement. This Agreement may not be modified orally and may only be amended in a writing executed by all parties hereto.

Section 4.11 Counterparts. This Agreement may be executed in one or more counterparts pursuant to original or facsimile copies of signatures which in the aggregate shall comprise one Agreement.

Section 4.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, an other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

Section 4.13 Binding on Successors; No Assignment. All of the terms, provisions and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors. This Agreement may not be assigned without the prior written consent of all parties hereto.

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Section 4.14 Confidentiality. Each party to this Agreement shall maintain all information gained from each other party in connection with the evaluation of and preparation to consummate the transactions contemplated by this Agreement (the "Confidential Information") in strict confidence, and shall take all reasonable precautions necessary to prevent disclosure, access to, or transmission of the Confidential Information, or any part thereof, to any third party, except for the exclusive purpose contemplated hereby. If the Closing does not occur for any reason, each party shall immediately return all copies and recordings of the Confidential Information in its possession or under its control and delete all records thereof in any data storage system maintained by or for that party. The parties hereto agree and acknowledge that remedies at law for any breach of their obligations under this Article are inadequate and that in addition thereto any offended party shall be entitled to seek equitable relief, including injunctive relief and specific performance, in the event of any breach, without the necessity of demonstrating the inadequacy of monetary damages.

Section 4.15 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted successors and nothing herein, express or implied, is intended to or shall confer upon any other person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

Section 4.16 Notices. Any notice, election, payment, report or other correspondence required or permitted hereunder shall be deemed to have been properly given or delivered when made in writing and delivered personally to an officer of the party or to the individual to whom directed, or when sent by United States mail with all necessary postage or charges fully prepaid, return receipt (or in the case of a facsimile, confirmation of delivery) requested; and addressed to the party to whom directed at its below specified address. Any party may at any time change its address for purposes of this Agreement by giving written notice of such change of address to all other parties.

If to MVHS:	If to Vigorous Health:

Robert M Long	Robert M Long
7 South Lone Peak Drive	7 South Lone Peak Drive
Alpine, Utah 84004	Alpine, Utah 84004

If to VHS:

Robert M Long
7 South Lone Peak Drive
Alpine, Utah 84004
and
David Daniels
4560 Frying Pan Road
Basalt, Colorado 81621

Section 4.16 Represented by Counsel. Each party has been represented by counsel of their choice in negotiating and executing this Agreement, or has waived their choice to be represented by counsel in negotiating and executing this Agreement. The parties have read and understand the contents of this Agreement and its legal effect.

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ARTICLE V

GENERAL RELEASE

Section 5.1 Mutual General Release. Except for amounts owed by VHS under the loan agreements with and promissory notes to the Ted and Shannon Skokos Foundation and PVSA Investments LLC, each party to this Agreement hereby releases every other party to this Agreement from all claims and causes of action, whether asserted or not, that arise from any events, circumstances, or conduct that occurred before the Effective Date of this Agreement and are known to have caused injury to that party before the Effective Date of this Agreement.

Section 5.2 General Release by the Ted and Shannon Skokos Foundation and PVSA Investments LLC. When the VHS Pool reaches a grand total of fifteen million and 00/100 dollars ($15,000,000.00), regardless of the source of contributions to the VHS Pool, the Ted and Shannon Skokos Foundation and PVSA Investments LLC each hereby releases every other party to this Agreement from all claims and causes of action, whether asserted or not, that arise from any events, circumstances, or conduct relating to the amounts owed by VHS under the loan agreements with and promissory notes to the Ted and Shannon Skokos Foundation and PVSA Investments LLC.

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| **MICROVASCULAR HEALTH SOLUTIONS LLC,**<br>a Delaware limited liability company<br><br>By: ______________________<br><br>Printed Name: Robert Long<br><br>Its: CEO | **VASCULAR HEALTH SCIENCES LLC,**<br>a Delaware limited liability company<br><br>By: ______________________<br><br>Printed Name: Robert Long<br><br>Its: CEO |
| **VIGOROUS HEALTH LLC,**<br>a Delaware limited liability company<br><br>By: ______________________<br><br>Printed Name: Robert Long<br><br>Its: CEO | **LONE PEAK INNOVATIVE HOLDINGS, LLC,** a Utah limited liability company<br><br>By: ______________________<br><br>Printed Name: Robert Long<br><br>Its: Manager |
| **ROBERT LONG**<br><br>By: ______________________<br><br>Printed Name: Robert Long | **THEODORE SKOKOS**<br><br>By: ______________________<br><br>Printed Name: ______________________ |
| **JD2 HOLDINGS, INC.,**<br>A Colorado corporation<br><br>By: ______________________<br><br>Printed Name: David A. Daniels<br><br>Its: CEO/Manager | **TED AND SHANNON SKOKOS FOUNDATION,**<br>A Texas non-profit corporation<br><br>By: ______________________<br><br>Printed Name: ______________________<br><br>Its: ______________________ |

lN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month, and year first above written. i VASCULAR HEALTH SCIENCES LLC, aDelaware limi t ' e liabi l l ity c z ompa n r y By: PrintedName: i< - o ..vt - L t' \ .c, ,J Its: C, t:.0 MICROVASCULAR HEALTH SOLUTIONS LLC, a Delaware limited liability company By Printed Name: Rcb " L D "": † Its: C .E:.n LONE PEAK INNOVATIVE HOLDINGS, LLC, a Utah li m i i t L ed l w iab i t li t - y ¼ co m J p a = ny By: Printed Name: {l_r3 l.: - t }_ - Its: Ma.1, - 1.c,fj"e. V VIGOROUS HEALTH LLC, aDelaware li m k ited li a r bil i r ty c = ompany By: Printed Name: . l i:t - L,; - Its: C. E:.o THEODORE SKOKOS By: Printed Name: _ _ . _ _ , ROBERT LONG By: Printed Name: TED AND SHANNON SKOKOS JD2 HOLDINGS, INC., FOUNDATION, A Texas non - profit corporation :;olo By: :!f:.s,M,,/,4, n1cd_ Printed Name: ----------- - 1 ts: _ Its: CE a /Jn/4 hC1:f t:., --- - 1

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| **MICROVASCULAR HEALTH SOLUTIONS LLC,**<br>a Delaware limited liability company<br>By: [signature]<br>Printed Name: Robert Long<br>Its: CEO | **VASCULAR HEALTH SCIENCES LLC,**<br>a Delaware limited liability company<br>By: [signature]<br>Printed Name: Robert Long<br>Its: CEO |
| **VIGOROUS HEALTH LLC,**<br>a Delaware limited liability company<br>By: [signature]<br>Printed Name: Robert Long<br>Its: CEO | **LONE PEAK INNOVATIVE HOLDINGS, LLC**, a Utah limited liability company<br>By: [signature]<br>Printed Name: Robert Long<br>Its: Manager |
| **ROBERT LONG**<br>By: [signature]<br>Printed Name: Robert Long | **THEODORE SKOKOS**<br>By: [signature]<br>Printed Name: Theodore C. Skokos |
| **JD2 HOLDINGS, INC.**,<br>A Colorado corporation<br>By:<br>Printed Name:<br>Its: | **TED AND SHANNON SKOKOS FOUNDATION,**<br>A Texas non-profit corporation<br>By: [signature]<br>Printed Name: Theodore C. Skokos<br>Its: President |

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| **ATMADHARMA, LLC,**<br>A California limited liability company<br><br>By: [signature]<br><br>Printed Name: BRUCE R BOUCHÉ<br><br>Its: MANAGER | **PVSA INVESTMENTS LLC,**<br>A Nevada limited liability company<br><br>By: ____________________<br><br>Printed Name: ____________________<br><br>Its: ____________________ |
| **DAVID DANIELS**<br><br>By: ____________________<br><br>Printed Name: ____________________ | **BRUCE BOUCHE**<br><br>By: [signature]<br><br>Printed Name: BRUCE R BOUCHÉ |

PVSA INVESTMENTS LLC, A Nevada limited liability company By: ATMADHARMA, LLC, ACalifomi a · · b i m · • i t c _ o m . - pa - ny By: Printed Name: u cJ·t:e Name : PP - Uc - If£_ K Printed Its: A - G - s/L M. Its: BRUCE l· - By: DAYID DANIELS By: c.E_K u._CJtE l PrintedName: Name : Printed v

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| **ATMADHARMA, LLC,**<br>A California limited liability company<br><br>By: ____________________<br><br>Printed Name: ________________<br><br>Its: ____________________ | **PVSA INVESTMENTS LLC,**<br>A Nevada limited liability company<br><br>By: ____________________<br><br>Printed Name: Scott Tucker<br><br>Its: Authorized Representative |
| **DAVID DANIELS**<br><br>By: ____________________<br><br>Printed Name: ________________ | **BRUCE BOUCHE**<br><br>By: ____________________<br><br>Printed Name: ________________ |

\ ,• PVSA INV , A Nevada 1 11 1 1 - 1,, te d l u : 1 1lltv - 'f o m pa ny I ' y: , V - .: '[ , - - ,' \ ' 11' Printed y rne : JCo Tf J{f Its: A C1hor1 i. J Kep Ce seJdv ATMADHARMA, LLC, A Ca l ifornia limited li ability compan y By: P r inted N a m e : ------------- - Its : BRUCE BOUCHE B y: Pr i nted Na m e : - ------------ - DAYID DANIELS By : Printed Name: _

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| **ATMADHARMA, LLC,**<br>A California limited liability company<br><br>By: ______________________<br><br>Printed Name: ______________________<br><br>Its: ______________________ | **PVSA INVESTMENTS LLC,**<br>A Nevada limited liability company<br><br>By: ______________________<br><br>Printed Name: ______________________<br><br>Its: ______________________ |
| **DAVID DANIELS**<br><br>By: ______________________<br><br>Printed Name: David A. Daniels | **BRUCE BOUCHE**<br><br>By: ______________________<br><br>Printed Name: ______________________ |

PVSA INVESTMENTS LLC, A Nevada limited liability company By: _ Printed Name: Its: ATMADHARMA, LLC, A California limited liability company By: Printed Name: Its: BRUCE BOUCHE By. Printed Name: _ Bv,:. t - -- =:7<v' Printed Name}j .a //f /4. /,?/ cz{